Exhibit 10.4

NOTICE OF GRANT

to

___________________________________

(“Grantee”)

by

Nucor Corporation

of

___________

Nonqualified Stock Options (“Options”)

each of which shall represent the right to purchase, when and as provided herein, one (1) Common Share of at an Option Price of ________ per share.

This grant shall be subject in all respects to the provisions of the Nucor Corporation 2014 Omnibus Incentive Compensation Plan and the terms and conditions set forth in the Nonqualified Stock Option Award Agreement attached hereto and incorporated herein by reference.

Unless vested earlier in accordance with Section 3 of the Nonqualified Stock Option Award Agreement, the Options shall become vested in and exercisable by the Grantee as follows, provided the Grantee has been continuously employed by the Company from the Date of Grant until the date of vesting:

Percentage of Options Vested	Date of Vesting
100%	Third Anniversary of Date of Grant

IN WITNESS WHEREOF, Nucor Corporation, acting by and through its duly authorized officer, has caused this Notice of Grant to be executed as of the Date of Grant set forth below.

NUCOR CORPORATION

By:
Name:
Title:

Date of Grant:
Expiration Date:

OGA Stock Option Agreement 2014

NUCOR CORPORATION

2014 Omnibus Incentive Compensation Plan

Nonqualified Stock Option Award Agreement

THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Award Agreement”) is made and entered into as of the _______________, by and between Nucor Corporation, a Delaware corporation (the “Company”), and the individual (the “Grantee”) identified in the accompanying Notice of Grant of Nonqualified Stock Options (the “Notice”).

TERMS AND CONDITIONS

1.Grant of Options.  The Company hereby grants to the Grantee, subject to the restrictions and the other terms and conditions set forth in the Nucor Corporation 2014 Omnibus Incentive Compensation Plan (the “Plan”) and in this Award Agreement, the number of nonqualified Stock Options (the “Options”) set forth in the Notice, each of which shall represent the right to purchase, when and as provided herein, one (1) Common Share.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2.Date of Grant, Expiration Date and Option Price.  The Date of Grant, Expiration Date and Option Price of the Options are specified in the Notice.

3.Vesting of Options.  The Options shall vest in and be exercisable by the Grantee on the earliest to occur of the following:

(a)As of the Date of Vesting specified in the Notice;

(b)On the date of the termination of the Grantee’s employment with the Company by reason of the Grantee’s death, Disability or Retirement; or

(c)On the date of the termination of the Grantee’s employment with the Company by the Company without Cause or by Grantee’s resignation for Good Reason, in either case, within twenty-four (24) months after a Change in Control.

In the event the Grantee’s employment with the Company terminates for any reason, any Options not vested pursuant to this Section shall lapse and be cancelled without further action by the Company.

The term “Retirement” means the voluntary termination of the Grantee’s employment with the approval of the Committee after the date the Grantee has satisfied the following age and years of service eligibility requirements:

Age	65	64	63	62	61	60	59	58	57	56	55
Years of Service	-0-	2	4	6	8	10	12	14	16	18	20

4.Exercise of Options.

(a)General.  The Grantee may exercise the Options for all or any portion (in whole shares) of the Common Shares subject to the Options at any time after the Options become vested and exercisable as prescribed in Section 3.  Except to the extent otherwise provided in Section 5, once the Options have become vested and exercisable in accordance with the preceding sentence, the Options shall continue to be exercisable until the earlier of

OGA Stock Option Agreement 2014

the termination of Grantee’s rights hereunder pursuant to Section 5, or until the Expiration Date.

(b)Method of Exercise and Payment for Shares.  This Option shall be exercised by written or electronic notice, in a form prescribed by the Company, delivered to the Company or its designee by mail, overnight delivery service, in person or via other means authorized by the Company.  Such notice shall be accompanied by either (i) irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares as to which the Options are to be exercised and to deliver the sale or margin loan proceeds directly to the Company to pay the Option Price or (ii) payment in full of the Option Price in cash or cash equivalent acceptable to the Committee.  The Grantee’s right to exercise the Options shall be conditioned upon and subject to satisfaction, in a manner acceptable to the Company, of any withholding tax liability under any state or federal law arising in connection with exercise of the Options.

5.Exercise Period.

(a)Normal Retirement, Death or Disability.  In the event the Grantee’s employment with the Company is terminated due to the Grantee’s Retirement or Disability or the Grantee dies while employed by the Company, the vested Options may be exercised by the Grantee during the remainder of the period preceding the Expiration Date.

(b)Early Retirement.  In the event the Grantee’s employment with the Company is terminated due to the Grantee’s Early Retirement, the vested Options may be exercised by the Grantee, or, in the case of the Grantee’s death, by the Grantee’s estate, or the person or persons to whom the Grantee’s rights under the Options shall pass by will or the laws of descent and distribution, until the date that is twelve (12) months after the date of such termination of employment or during the remainder of the period preceding the Expiration Date, whichever is shorter.

(b)Other Termination of Employment. In the event the Grantee’s employment with the Company is terminated by the Company without Cause or by the Grantee’s resignation for any reason other than the Grantee’s death, Disability, Early Retirement or Normal Retirement, the vested Options may be exercised by the Grantee until the date that is three (3) months after the date of such termination of employment or during the remainder of the period preceding the Expiration Date, whichever is shorter.

(c)Termination for Cause.  All of the Options (whether vested or unvested) shall immediately terminate on the date the Grantee’s employment with the Company is terminated for Cause, and none of the Options shall be exercisable thereafter.

(d)Definitions.  The following terms shall have the meanings set forth herein:

(i)“Early Retirement” means the Grantee’s Retirement (as defined in Section 3 above) prior to the date the Grantee has attained age sixty-three (63) and completed ten (10) years of service.

(ii)“Normal Retirement” means the Grantee’s Retirement (as defined in Section 3 above) on or after the date the Grantee has attained age sixty-three (63) and completed ten (10) years of service.

OGA Stock Option Agreement 2014

6.Limitation of Rights.  The Options do not confer upon the Grantee, or the Grantee’s estate in the event of the Grantee’s death, any rights as a stockholder of the Company unless and until the Options are exercised and Common Shares are purchased by such person in respect of the Options.  Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company to terminate the Grantee’s service at any time, nor confer upon the Grantee any right to continue in the service of the Company.

7.Restrictions on Transfer and Pledge.  No right or interest of the Grantee in the Options may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of the Grantee to any other party other than the Company.  The Options may not be assigned, pledged or otherwise transferred by the Grantee other than by will or the laws of descent and distribution. During the lifetime of the Grantee, the Options may be exercised or surrendered only by the Grantee.

8.Plan Controls.  The terms contained in the Plan (including without limitation provisions regarding changes in capital structure of the Company) are incorporated into and made a part of this Award Agreement and this Award Agreement shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Agreement, the provisions of the Plan shall be controlling and determinative.

9.Amendment.  The Company may amend or terminate this Award Agreement without the consent of the Grantee; provided, however, that such amendment or termination shall not, without the Grantee’s consent, reduce or diminish the value of this Award determined as if it had been fully vested on the date of such amendment or termination.

10.Successors.  This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the Plan.

11.Severability.  If any one or more of the provisions contained in this Award Agreement are invalid, illegal or unenforceable, the other provisions of this Award Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

12.Notice.  Notices and communications under this Award Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.  Notices to the Company must be addressed to:

Nucor Corporation

1915 Rexford Road

Charlotte, North Carolina  28211

Attn:  Corporate Secretary

or any other address designated by the Company in a written notice to the Grantee.  Notices to the Grantee will be directed to the address of the Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

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OGA Stock Option Agreement 2014